Exhibit 99.1

Press Release

RLJ LODGING TRUST REPORTS FIRST QUARTER 2013 RESULTS

- First quarter Pro forma RevPAR increased 10.6%

- First quarter Pro forma Hotel EBITDA Margin increased 150 basis points

Bethesda, MD, May 8, 2013 — RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three months ended March 31, 2013.

First Quarter Highlights

•                  Pro forma RevPAR increased 10.6%, Pro forma ADR increased 6.7% and Pro forma Occupancy increased 3.7%

•                  Pro forma Hotel EBITDA Margin increased 150 basis points to 31.3%

•                  Pro forma Consolidated Hotel EBITDA increased 16.8% to $68.9 million

•                  Adjusted FFO increased 54.5% to $44.1 million

•                  Acquired two hotels and one apartment building that will be converted to a hotel for a total purchase price of $79.5 million in Houston, a key gateway market

•                  Completed first follow-on offering raising net proceeds of $327.7 million

•                  Declared a cash dividend of $0.205 per share for the quarter

“Once again our value-add strategies and well diversified portfolio resulted in outsized performance this quarter. The groundwork that we set forth in 2011 and 2012 through acquisitions, capital investments, and proactive balance sheet management continue to serve as a strong tailwind,” commented Thomas J. Baltimore, Jr., President and Chief Executive Officer.  “We remain committed to being prudent capital allocators and delivering long-term shareholder value through targeted acquisitions and strategic capital investments.”

Financial and Operating Results

Performance metrics such as Occupancy, Average Daily Rate (“ADR”), Revenue Per Available Room (“RevPAR”), Hotel EBITDA, and Hotel EBITDA Margin are pro forma. The prefix “pro forma,” as defined by the Company, denotes operating results which include results for periods prior to its ownership. Pro forma RevPAR and Pro forma Hotel EBITDA Margin are reported on a comparable basis and therefore exclude non-comparable hotels that were not open for operation or closed for renovations for comparable periods.  Explanations of EBITDA, Adjusted EBITDA, Hotel EBITDA, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included at the end of this release.

Pro forma RevPAR for the three months ended March 31, 2013, increased 10.6% over the comparable period in 2012, driven by a Pro forma ADR increase of 6.7% and a Pro forma Occupancy increase of 3.7%.  Among the Company’s top six markets, the best performers in the quarter were New York City and Austin which experienced RevPAR growth of 43.1% and 9.8%, respectively.

Pro forma Hotel EBITDA Margin for the three months ended March 31, 2013, increased 150 basis points over the comparable period in 2012 to 31.3%.

Pro forma Consolidated Hotel EBITDA includes the results of non-comparable hotels.  For the three months ended March 31, 2013, Pro forma Consolidated Hotel EBITDA increased $9.9 million to $68.9 million, representing a 16.8% increase over the comparable period in 2012.

Adjusted EBITDA for the three months ended March 31, 2013, increased $12.2 million to $61.3 million, representing a 24.8% increase over the comparable period in 2012.

Adjusted FFO for the three months ended March 31, 2013, increased $15.5 million to $44.1 million, representing a 54.5% increase over the comparable period in 2012.  Adjusted FFO per diluted share and unit for the three months ended March 31, 2013, was $0.41 based on the Company’s diluted weighted-average shares and units outstanding of 108.3 million.

Net income attributable to common shareholders for the three months ended March 31, 2013, was $8.5 million, compared to a loss of $6.5 million in the comparable period in 2012.

Net cash flow from operating activities for the three months ended March 31, 2013, totaled $34.0 million compared to $10.5 million for the comparable period in 2012.

Capital Expenditures

In 2013, the Company expects to initiate renovation projects at 25 hotels for approximately $40.0 million to $45.0 million.  The majority of these projects are scheduled to be renovated in the fourth quarter.

Acquisitions

On March 19, 2013, the Company acquired the historic Humble Oil Building complex in downtown Houston, for a purchase price of $79.5 million, or approximately $151,000 per key based on a combined forward room count of 528 keys. The Humble Oil Building is a three-tower complex that occupies an entire city block. The complex consists of an 82-unit apartment tower that will be converted to a 166-room SpringHill Suites and two existing hotels, the existing 191-room Courtyard Houston Downtown Convention Center and the 171-room Residence Inn Houston Downtown Convention Center. The purchase price represents a forward capitalization rate of approximately 10.1% for the Courtyard and 9.5% for the Residence Inn based on each hotel’s projected 2013 net operating income and applicable purchase price allocation.

The acquisition was funded through the Company’s revolving credit facility, which was subsequently repaid with proceeds from the Company’s equity offering.

Balance Sheet and Capital Structure

On March 25, 2013, the Company completed its underwritten public offering of 15,870,000 common shares at a public offering price of $21.60 per share.  The total shares include 2,070,000 shares sold pursuant to the full exercise of the underwriters’ option to purchase additional common shares.  Net proceeds from the public offering after deducting the underwriting discount and other offering costs were approximately $327.7 million. The Company used funds from its equity raise to repay funds borrowed under the revolving credit facility for the Humble Oil Building acquisition.  The Company intends to use the remaining net proceeds from the offering to fund future acquisitions and for general corporate purposes.

As of March 31, 2013, the Company had $347.0 million of unrestricted cash on its balance sheet and $300.0 million available on its unsecured revolving credit facility.  The Company had $1.4 billion of outstanding debt.  The Company’s ratio of net debt to Adjusted EBITDA for the trailing twelve month period was 3.6 times.

Dividends

The Company’s Board of Trustees declared a cash dividend of $0.205 per common share of beneficial interest in the first quarter.  The dividend was paid on April 15, 2013, to shareholders of record as of March 28, 2013.

2013 Outlook

Based on the Company’s recent acquisition and first quarter performance, the Company is increasing its 2013 outlook.  The outlook excludes potential future acquisitions and dispositions, which could result in a material change to the Company’s outlook.  The 2013 outlook is also based on a number of other assumptions, many of which are outside the Company’s control and all of which are subject to change.  Pro forma operating statistics include prior owner results and assume that the Company owned its 147 hotels since January 1, 2012.  Pro forma Consolidated Hotel EBITDA includes approximately $1.7 million of prior ownership Hotel EBITDA from the two recent hotel acquisitions acquired in the first quarter that will not be included in the Company’s corporate Adjusted EBITDA or Adjusted FFO.  For the full year 2013, the Company anticipates:

	Current Outlook	Prior Outlook
Pro forma RevPAR growth (1)	6.0% to 8.0%	5.5% to 7.5%
Pro forma Hotel EBITDA Margin (1)	34.0% to 35.0%	34.0% to 35.0%
Pro forma Consolidated Hotel EBITDA	$320.0M to $340.0M	$310.0M to $330.0M
Corporate cash general and administrative expenses	$23.5M to $24.5M	$23.5M to $24.5M

(1)         Pro forma RevPAR growth and Pro forma Hotel EBITDA Margin exclude one non-comparable hotel, Hotel Indigo New Orleans Garden District, which was closed and under renovation for most of 2012.

Earnings Call

The Company will conduct its quarterly analyst and investor conference call on May 9, 2013, at 10:00 a.m. (Eastern Time).  The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants and requesting RLJ Lodging Trust’s first quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://rljlodgingtrust.com.  A replay of the conference call webcast will be archived and available online through the Investor Relations section of the Company’s website.

About Us

RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust focused on acquiring premium-branded, focused-service and compact full-service hotels. The Company owns 148 properties, comprised of 147 hotels with approximately 22,000 rooms and one planned hotel conversion, located in 21 states and the District of Columbia.

Forward Looking Statements

The following information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and the Company’s actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the current global economic uncertainty, increased direct competition, changes in government regulations or accounting rules, changes in local, national and global real estate conditions, declines in the lodging industry, seasonality of the lodging industry, risks related to natural disasters, such as earthquakes and hurricanes, hostilities, including future terrorist attacks or fear of hostilities that affect travel, the Company’s ability to obtain lines of credit or permanent financing on satisfactory terms, changes in interest rates, access to capital through offerings of the Company’s common and preferred shares of beneficial interest, or debt, the Company’s ability to identify suitable acquisitions, the Company’s ability to close on identified acquisitions and integrate those businesses and inaccuracies of the Company’s accounting estimates. Given these uncertainties, undue reliance should not be placed on such statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward-looking statements and urge investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the SEC.

###

Additional Contacts:

Leslie D. Hale, Chief Financial Officer, RLJ Lodging Trust — (301) 280-7774

For additional information or to receive press releases via email, please visit our website:

http://rljlodgingtrust.com

RLJ Lodging Trust

Non-GAAP Definitions

Non-Generally Accepted Accounting Principles (“GAAP”) Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of the Company’s performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) Adjusted EBITDA, and (5) Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance.  FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, and Hotel EBITDA as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

Funds From Operations (“FFO”)

The Company calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations.

The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance by excluding the effect of depreciation and amortization, gains or losses from sales for real estate, extraordinary items and the portion of items related to unconsolidated entities, all of which are based on historical cost accounting, and that FFO can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders. The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs.  The Company presents FFO attributable to common shareholders, which includes the Company’s OP units, because the Company’s OP units are redeemable for common shares.  The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA is defined as net income or loss excluding: (1) interest expense, (2) provision for income taxes, including income taxes applicable to sale of assets, and (3) depreciation and amortization. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of the Company’s operating performance between periods and between REITs by removing the impact of the Company’s capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from the Company’s operating results.  In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions. The Company presents EBITDA attributable to common shareholders, which includes the Company’s OP units, because the Company’s OP units are redeemable for common shares.  The Company believes it is meaningful for the investor to understand EBITDA attributable to all common shares and OP units.

Hotel EBITDA

With respect to Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses, non-cash items, and the portion of these items related to unconsolidated entities, provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information on the ongoing operational performance of the Company’s hotels and effectiveness of the third-party management companies operating the Company’s business on a property-level basis.

Pro forma Hotel EBITDA includes hotel results from prior ownership periods and excludes non-comparable hotels which were not open for operation or closed for renovations for comparable periods.  Pro forma Consolidated Hotel EBITDA includes hotel results from prior ownership periods and includes non-comparable hotels which were not open for operation or closed for renovations for comparable periods.

Adjustments to EBITDA and FFO

The Company adjusts FFO and EBITDA for items that the Company considers outside the normal course of business.  The Company believes that these adjustments provide investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs. The Company believes that the exclusion of certain additional recurring and non-recurring items when combined with GAAP net income, EBITDA and FFO, are beneficial to an investor’s complete understanding of the Company’s operating performance. The Company adjusts EBITDA and FFO for the following items, as applicable:

•                  Transaction and Pursuit Costs: The Company excludes transaction and pursuit costs expensed during the period because it believes they do not reflect the underlying performance of the Company.

•                  Other Non-Cash Expenses: The Company excludes the effect of certain non-cash items because it believes they do not reflect the underlying performance of the Company.  In 2013 and 2012, the Company excluded the amortization of share based compensation.

•                  Non-recurring expenses: The Company excludes the effect of certain non-customary expenses because it believes they do not reflect the underlying performance of the Company.  In 2013, the Company excluded legal expenses it considered outside the normal course of business.

RLJ Lodging Trust

Combined Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	March 31,	December 31,
	2013	2012
	(unaudited)
Assets
Investment in hotel and other properties, net	$3,136,597	$3,073,483
Investment in loans	12,386	12,426
Cash and cash equivalents	347,027	115,861
Restricted cash reserves	64,008	64,787
Hotel and other receivables, net of allowance of $232 and $194, respectively	28,390	22,738
Deferred financing costs, net	10,418	11,131
Deferred income tax asset	2,292	2,206
Purchase deposits	7,936	9,910
Prepaid expense and other assets	28,566	33,843
Total Assets	$3,637,620	$3,346,385
Liabilities and Equity
Borrowings under revolving credit facility	$—	$16,000
Mortgage loans	994,073	997,651
Term loans	400,000	400,000
Interest rate swap liability	816	470
Accounts payable and accrued expense	76,922	87,105
Deferred income tax liability	4,052	4,064
Advance deposits and deferred revenue	12,898	8,508
Accrued interest	2,403	2,284
Distributions payable	25,917	22,392
Total Liabilities	1,517,081	1,538,474

Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized; zero shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively.	—	—
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 122,733,573 and 106,565,516 shares issued and outstanding at March 31, 2013 and December 31, 2012, respectively.	1,227	1,066
Additional paid-in-capital	2,171,357	1,841,449
Accumulated other comprehensive loss	(477)	—
Distributions in excess of net earnings	(69,552)	(52,681)
Total shareholders’ equity	2,102,555	1,789,834

Noncontrolling interest
Noncontrolling interest in joint venture	6,718	6,766
Noncontrolling interest in Operating Partnership	11,266	11,311
Total noncontrolling interest	17,984	18,077
Total Equity	2,120,539	1,807,911
Total Liabilities and Equity	$3,637,620	$3,346,385

RLJ Lodging Trust

Combined Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

	For the three months ended
	March 31,
	2013	2012
Revenue
Operating revenue
Room revenue	$186,427	$158,579
Food and beverage revenue	23,232	19,505
Other operating department revenue	6,228	5,109
Total revenue	215,887	183,193
Expense
Operating expense
Room expense	43,397	36,930
Food and beverage expense	16,577	14,440
Management fee expense	7,419	6,304
Other operating expense	66,900	58,558
Total property operating expense	134,293	116,232
Depreciation and amortization	31,435	33,697
Property tax, insurance and other	14,786	12,634
General and administrative	8,815	7,260
Transaction and pursuit costs	1,089	19
Total operating expense	190,418	169,842
Operating income	25,469	13,351
Other income	79	84
Interest income	296	419
Interest expense	(17,034)	(20,181)

Income (loss) before income taxes	8,810	(6,327)

Income tax expense	(226)	(594)

Net income (loss)	8,584	(6,921)

Net (income) loss attributable to non-controlling interests
Noncontrolling interest in joint venture	48	370
Noncontrolling interest in common units of Operating Partnership	(139)	38
Net income (loss) attributable to common shareholders	$8,493	$(6,513)

Basic per common share data:
Net income (loss) per share attributable to common shareholders	$0.08	$(0.06)
Weighted-average number of common shares	106,815,375	105,332,812

Diluted per common share data:
Net income (loss) per share attributable to common shareholders	$0.08	$(0.06)
Weighted-average number of common shares	107,423,195	105,332,812

Note:

The comprehensive income statement and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10Q.

RLJ Lodging Trust

Reconciliation of Net Income/(Loss) to Non-GAAP Measures

(Amounts in thousands, except per share data)

(Unaudited)

Funds From Operations (FFO)

	For the three months ended
	March 31,
	2013	2012
Net income (loss)	$8,584	$(6,921)
Depreciation and amortization	31,435	33,697
Noncontrolling interest in joint venture	48	370
Adjustments related to joint venture (1)	(121)	(98)
FFO attributable to common shareholders	39,946	27,048
Transaction and pursuit costs	1,089	19
Amortization of share based compensation	3,014	1,459
Other expenses (2)	13	—
Adjusted FFO	$44,062	$28,526

Adjusted FFO per common share and unit- basic	$0.41	$0.27
Adjusted FFO per common share and unit- diluted	$0.41	$0.27

Basic weighted-average common shares and units outstanding (3)	107,709	106,227
Diluted weighted-average common shares and units outstanding (3)	108,317	106,227

Note:

(1)   Includes depreciation and amortization expense allocated to the noncontrolling interest in joint venture.

(2)   Includes less than $0.1 million for the three months ended March 31, 2013, of legal expenses outside the normal course of operations.

(3)   Includes 894,000 operating partnership units.

RLJ Lodging Trust

Reconciliation of Net Income/(Loss) to Non-GAAP Measures

(Amounts in thousands)

(Unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended
	March 31,
	2013	2012
Net income (loss)	$8,584	$(6,921)
Depreciation and amortization	31,435	33,697
Interest expense, net (1)	17,027	20,169
Income tax expense	226	594
Noncontrolling interest in joint venture	48	370
Adjustments related to joint venture (2)	(121)	(272)
EBITDA	57,199	47,637
Transaction and pursuit costs	1,089	19
Amortization of share based compensation	3,014	1,459
Other expenses (3)	13	—
Adjusted EBITDA	61,315	49,115
General and administrative (4)	5,801	5,801
Other income/interest income	(368)	(491)
Corporate overhead allocated to properties	90	202
Operating results from noncontrolling interest in joint venture	73	(98)
Apartment Income	(43)	—
Pro forma hotel adjustments (5)	1,735	4,230
Non-cash amortization (6)	301	250
Pro forma Consolidated Hotel EBITDA	68,904	59,009
Non-comparable hotels (7)	(582)	48
Pro forma Hotel EBITDA	$68,322	$59,057

Note:

(1)         Excludes amounts attributable to investment in loans of $0.3 million and $0.4 million for the three months ended March 31, 2013 and 2012, respectively.

(2)         Includes depreciation, amortization and interest expense allocated to the noncontrolling interest in joint venture.

(3)         Includes less than $0.1 million for the three months ended March 31, 2013, of legal expenses outside the normal course of operations.

(4)         General and administrative expenses exclude amortization of share based compensation, which are reflected in Adjusted EBITDA.

(5)         Reflects prior ownership adjustments made for recent acquisitions.

(6)         Non-cash amortization includes the amortization of management and franchise fees.

(7)         The Hotel Indigo New Orleans Garden District was closed most of 2012 due to a conversion upgrade.  It reopened in December 2012 and therefore has been excluded from 2013 and 2012.

RLJ Lodging Trust

Acquisitions

2013 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Purchase Price ($ in millions)	% Interest
Courtyard Houston Downtown	Houston, TX	Mar 19, 2013	Marriott International	191	$34.4	100%
Residence Inn Houston Downtown	Houston, TX	Mar 19, 2013	Marriott International	171	29.5	100%
Humble Tower Apartments (1)	Houston, TX	Mar 19, 2013	The Sterling Group	82	15.6	100%
Hilton Cabana Miami Beach (2)	Miami Beach, FL	N/A	N/A	N/A	71.6	100%
Total Acquisitions (3)				444	$151.1

2012 Acquisitions	Location	Acquisition Date	Management Company	Rooms	Purchase Price ($ in millions)	% Interest
Residence Inn Bethesda Downtown	Bethesda, MD	May 29, 2012	Marriott International	187	$64.5	100%
Courtyard New York Manhattan/Upper East Side	New York, NY	May 30, 2012	Highgate Hotels	226	82.0	100%
Hilton Garden Inn San Francisco/Oakland Bay Bridge	Emeryville, CA	Jun 11, 2012	Davidson Hotels & Resorts	278	36.2	100%
Embassy Suites Boston/Waltham	Waltham, MA	Nov 13, 2012	HEI Hotels and Resorts	275	64.5	100%
Total Acquisitions				966	$247.2

Note:

(1)         Conversion to a 166-room SpringHill Suites expected to be complete by mid-2015.

(2)         On November 30, 2012, the Company signed a purchase and sale agreement to acquire upon completion the 231-room Hilton Cabana Miami Beach for a fixed purchase price of $71.6 million, or approximately $310,000 per key. The transaction is expected to close in fourth quarter 2013.  No management contract has been signed.

(3)         The 2013 acquisitions in Houston do not reflect a $225,000 credit received at closing. The credit results in a net purchase price of $79.3 million.

RLJ Lodging Trust

Pro forma Operating Statistics — Top 40 Assets

(Amounts in thousands, except rooms)

(Unaudited)

For the trailing twelve months ending March 31, 2013

Property	City/State	Rooms	Pro forma Consolidated Hotel EBITDA
DoubleTree Metropolitan	New York, NY	764	$19,529
Marriott Louisville Downtown	Louisville, KY	616	13,386
Hilton New York Fashion District	New York, NY	280	11,884
Hilton Garden Inn New York	New York, NY	298	11,878
Courtyard Austin Downtown	Austin, TX	270	8,247
Courtyard Chicago Downtown Mag Mile	Chicago, IL	306	6,983
Embassy Suites Tampa Downtown	Tampa, FL	360	6,147
Fairfield Inn Washington DC	Washington, DC	198	6,130
Renaissance Pittsburgh	Pittsburgh, PA	300	5,359
Embassy Suites Waltham	Waltham, MA	275	4,967
Marriott Denver South @ Park Meadow	Littleton, CO	279	4,879
Courtyard Upper East Side	New York, NY	226	4,680
Residence Inn Bethesda	Bethesda, MD	187	4,547
Homewood Suites Washington DC	Washington, DC	175	4,539
Marriott Denver International Airport	Aurora, CO	238	4,387
Residence Inn Austin Downtown	Austin, TX	179	4,046
Courtyard Houston Galleria	Houston, TX	190	3,885
Residence Inn National Harbor	Oxon Hill, MD	162	3,790
Hilton Garden Inn New Orleans Convention Center	New Orleans, LA	286	3,789
Renaissance Plantation	Plantation, FL	250	3,779
Hilton Garden Inn Emeryville	Emeryville, CA	278	3,740
Embassy Suites Downey	Downey, CA	219	3,508
Hilton Garden Inn Los Angeles Hollywood	Hollywood, CA	160	3,471
Courtyard Houston Downtown	Houston, TX	191	3,437
Renaissance Boulder Suites @ Flatiron	Broomfield, CO	232	3,412
Hampton Inn Garden City	Garden City, NY	143	3,383
Courtyard Charleston Historic District	Charleston, SC	176	3,129
Marriott Airport Austin South	Austin, TX	211	2,927
Residence Inn Houston Downtown	Houston, TX	171	2,881
Residence Inn Galleria	Houston, TX	146	2,863
Hilton Garden Inn Bloomington	Bloomington, IN	168	2,851
Residence Inn Oakbrook	Oak Brook, IL	156	2,804
Hilton Garden Inn Pittsburgh	Pittsburgh, PA	202	2,740
Residence Inn Downtown Louisville	Louisville, KY	140	2,691
Fairfield Inn & Suites Key West	Key West, FL	106	2,499
Hyatt House Dallas Lincoln Park	Dallas, TX	155	2,414
Marriott Midway	Chicago, IL	200	2,297
Hampton Inn Houston Galleria	Houston, TX	176	2,212
Courtyard Buckhead	Atlanta, GA	181	2,174
Embassy Suites West Palm Beach	West Palm Beach, FL	194	1,781

Top 40 Assets		9,444	194,042
Other		12,535	120,537
Total Portfolio		21,979	$314,580

Note:

The information above has not been audited and is presented only for comparison purposes.  Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.

RLJ Lodging Trust

Pro forma Operating Statistics

 (Unaudited)

For the three months ending March 31, 2013

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Top Markets	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q1
NYC	5	95.2%	68.7%	38.6%	$186.49	$180.69	3.2%	$177.51	$124.06	43.1%	9%
Chicago	21	61.7%	62.5%	(1.4)%	114.48	105.93	8.1%	70.62	66.25	6.6%	6%
Austin	17	76.5%	74.9%	2.1%	151.07	140.50	7.5%	115.50	105.18	9.8%	17%
Denver	15	62.2%	62.9%	(1.1)%	116.56	112.33	3.8%	72.49	70.67	2.6%	7%
Louisville	5	65.7%	67.7%	(3.0)%	138.68	129.93	6.7%	91.09	88.02	3.5%	7%
Washington DC	7	62.1%	61.1%	1.6%	166.69	164.15	1.5%	103.46	100.33	3.1%	6%
Other	76	70.8%	69.7%	1.6%	126.10	119.87	5.2%	89.33	83.60	6.9%	48%
Total	146	70.7%	68.1%	3.7%	$135.66	$127.20	6.7%	$95.85	$86.64	10.6%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Service Level	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q1
Focused Service	125	69.2%	68.8%	0.5%	$129.23	$120.70	7.1%	$89.40	$83.06	7.6%	72%
Compact Full Service	20	75.8%	66.1%	14.7%	151.88	145.41	4.5%	115.19	96.15	19.8%	24%
Full Service	1	66.0%	66.6%	(0.9)%	156.76	150.86	3.9%	103.40	100.42	3.0%	4%
Total	146	70.7%	68.1%	3.7%	$135.66	$127.20	6.7%	$95.85	$86.64	10.6%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Chain Scale	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q1
Upper Upscale	17	72.7%	71.8%	1.3%	$149.25	$144.14	3.6%	$108.58	$103.55	4.9%	25%
Upscale	101	71.0%	67.3%	5.5%	134.41	124.81	7.7%	95.44	84.01	13.6%	63%
Upper Midscale	27	65.7%	65.6%	0.2%	123.24	114.82	7.3%	80.99	75.31	7.5%	12%
Midscale	1	75.3%	87.4%	(13.8)%	60.43	58.30	3.7%	45.53	50.97	(10.7)%	0%
Total	146	70.7%	68.1%	3.7%	$135.66	$127.20	6.7%	$95.85	$86.64	10.6%	100%

		Occupancy			ADR			RevPAR			% of Hotel EBITDA
Flags	# of Hotels	2013	2012	Var	2013	2012	Var	2013	2012	Var	Q1
Courtyard	35	67.0%	66.3%	1.0%	$132.32	$123.68	7.0%	$88.67	$82.03	8.1%	21%
Residence Inn	35	70.6%	70.6%	0.0%	129.16	123.07	5.0%	91.18	86.87	5.0%	19%
Fairfield Inn	14	65.1%	67.7%	(3.9)%	125.11	114.39	9.4%	81.39	77.44	5.1%	6%
SpringHill Suites	11	65.9%	66.2%	(0.4)%	104.53	99.74	4.8%	68.91	66.04	4.3%	4%
Hilton Garden Inn	10	73.4%	71.1%	3.1%	151.99	137.53	10.5%	111.50	97.82	14.0%	11%
Hampton Inn	9	68.4%	65.5%	4.4%	125.80	116.84	7.7%	86.07	76.58	12.4%	5%
Marriott	6	66.3%	65.8%	0.8%	140.93	134.73	4.6%	93.46	88.68	5.4%	10%
Hyatt House	6	78.6%	76.0%	3.5%	106.61	100.39	6.2%	83.84	76.25	10.0%	4%
Embassy Suites	6	78.1%	77.7%	0.5%	151.82	146.42	3.7%	118.62	113.83	4.2%	9%
Renaissance	3	73.5%	70.3%	4.6%	142.59	146.53	(2.7)%	104.83	103.01	1.8%	4%
DoubleTree	2	88.1%	40.9%	115.4%	177.27	180.91	(2.0)%	156.22	73.99	111.1%	2%
Homewood Suites	2	75.0%	76.3%	(1.7)%	161.27	155.92	3.4%	120.98	118.94	1.7%	2%
Hilton	2	80.4%	80.2%	0.3%	179.18	164.43	9.0%	144.13	131.88	9.3%	2%
Other	5	64.3%	65.1%	(1.2)%	99.93	97.64	2.3%	64.24	63.53	1.1%	1%
Total	146	70.7%	68.1%	3.7%	$135.66	$127.20	6.7%	$95.85	$86.64	10.6%	100%

Note:

The information above has not been audited and is presented only for comparison purposes.  Results reflect 100% of DoubleTree by Hilton Hotel Metropolitan New York City financial results, which have not been adjusted to reflect the 5% noncontrolling interest in the joint venture.  All results exclude non-comparable hotels, the Hotel Indigo New Orleans Garden District was closed most of 2012 due to a conversion upgrade.  It reopened in December 2012 and therefore has been excluded from 2013 and 2012.